Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CNA Financial Debenture-Backed Series
2003-10

*CUSIP:         21988G122         Class A-1
                21988GCQ7         Class A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of May 15, 2004.....                                 $0.00
      Scheduled Income received on securities.....      $1,051,250.00
      Unscheduled Income received on securities.....            $0.00

LESS:

      Distribution to Class A-1 Holders.....           -$1,015,000.00
      Distribution to Class A-2 Holders.....              -$36,250.00
      Distribution to Depositor.....                           -$0.00
      Distribution to Trustee.....                             -$0.00
Balance as of November 15, 2004.....                            $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of May 15, 2004.....                                 $0.00
      Scheduled Principal received on securities.....           $0.00

LESS:

      Distribution to Holders.....                             -$0.00
Balance as of November 15, 2004.....                            $0.00

              UNDERLYING SECURITIES HELD AS OF November 15, 2004

      Principal
       Amount                 Title of Security
      ---------               -----------------
     $29,000,000    CNA Financial Corporation 7.250% Debentures due
                    November 15, 2023
                    *CUSIP: 126117AE0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.